EXHIBIT 10.61

WAIVER AND AMENDMENT NO. 1 TO LOAN AGREEMENT
by and among
731 RETAIL ONE LLC and 731 COMMERCIAL LLC
as Borrower
THE LENDERS PARTY HERETO
as Lenders,
and
JPMORGAN CHASE BANK, N.A.
as Administrative Agent

Date:    As of October 10, 2019

WAIVER AND AMENDMENT NO. 1 TO LOAN AGREEMENT
This WAIVER AND AMENDMENT NO. 1 TO LOAN AGREEMENT (this “Amendment”) is entered into as of October 10, 2019 among 731 RETAIL ONE LLC (“731 Retail”), a Delaware limited liability company, and 731 COMMERCIAL LLC (“731 Commercial”), a Delaware limited liability company (731 Retail and 731 Commercial are jointly, severally and collectively, “Borrower”); the Lenders party to the Loan Agreement hereinafter described (individually, a “Lender” and, collectively, the “Lenders”); and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, “Administrative Agent”).
W I T N E S S E T H :
WHEREAS, Borrower, Administrative Agent and the Lenders entered into a certain Loan Agreement, dated as of August 5, 2015 (the “Loan Agreement”) (all capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Loan Agreement, as amended hereby);
WHEREAS, pursuant to and subject to the terms of the Loan Agreement, the Lenders made certain Loans to Borrower secured by, among other things, the Project;
WHEREAS, a DSCR Trigger Event has occurred as a result of the Debt Service Coverage Ratio being less than the Required DSCR as of the two (2) immediately preceding DSCR Calculation Dates, and a Cash Management Period has therefore commenced (such Cash Management Period being herein referred to as the “Existing Cash Management Period”);
WHEREAS, Borrower has requested that the Lenders and Administrative Agent waive the imposition of certain so-called “hard lockbox” procedures set forth in the Loan Agreement upon the commencement of the Existing Cash Management Period; and
WHEREAS, the Lenders and Administrative Agent are willing to agree to Borrower’s request upon and subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements contained herein and ten ($10.00) dollars and other good and valuable consideration, the receipt of which is hereby acknowledged, Borrower, the Lenders and Administrative Agent hereby agree as follows:
1.    Incorporation of Recitals. The foregoing Recitals are incorporated herein as if fully set forth herein.
2.    Waiver.
(a)    The Lenders and Administrative Agent hereby waive, effective as of the commencement of the Existing Cash Management Period, the requirements that, during the Existing Cash Management Period, (i) all available funds on deposit in the Restricted Account be transferred on each Business Day from the Restricted Account to the Cash Management Account in accordance with Section 4.1(5) of the Loan Agreement, (ii) the funds deposited from time to time into the Cash Management Account be disbursed in accordance with Sections 4.2(5) and 4.2(6) of the Loan Agreement, and (iii) Borrower deposit with Administrative Agent Monthly Insurance Premium Deposits, Monthly Tax Deposits and Monthly Condominium Charges Deposits in accordance with Sections 3.1(8), 9.2(2) and 9.28 of the Loan Agreement, respectively (the “Waiver”).
(b)    The Waiver shall terminate upon the occurrence of any Event of Default. In addition, Administrative Agent shall have the right, at its option (exercised by written notice to Borrower and the Lenders), to terminate the Waiver upon the occurrence any Potential Default, including, without limitation, any failure by Borrower to comply with its obligations under Sections 4.4, 8.1 and/or 9.22 of the Loan Agreement (as modified by this Amendment). If the Waiver terminates as provided above, (1) Administrative Agent shall notify Restricted Account Bank that a Cash Management Period is in effect and that all available funds on deposit in the Restricted Account shall thereafter be disbursed on each Business Day to the Cash Management Account and (2) Borrower will commence making (or causing to be made) Monthly Insurance Premium Deposits, Monthly Tax Deposits and Monthly Condominium Charges Deposits in accordance with Sections 3.1(8), 9.2(2) and 9.28 of the Loan Agreement on the Payment Date immediately following such termination (or, if such termination occurred within ten (10) Business Days of such Payment Date, on or prior to such tenth (10th) Business Day).
(c)    This Amendment shall not waive or modify any of the terms and provisions of the Loan Agreement except as expressly waived or modified pursuant to this Amendment, including, without limitation, Borrower’s obligations during the Existing Cash Management Period to establish and maintain the Cash Management Account in accordance with Section 4.2 of the Loan Agreement and to provide budgets in accordance with Section 8.4 of the Loan Agreement.
3.    Amendments. The Loan Agreement is hereby amended as follows, effective as of the commencement of the Existing Cash Management Period and continuing until the earlier to occur of (i) such time (if any) as the Waiver shall be terminated as provided above or (ii) the expiration of the Existing Cash Management Period (after which time the following amendments shall no longer be in effect):
(a)    The following definitions are added to Section 1.1 in the appropriate alphabetical order:
“Actual Operating Revenues” means, with respect to the month in question, all revenues actually received by Borrower during such month from the use, ownership and operation of the Project, as determined on a cash basis.
“Actual Operating Expenses” means, with respect to the month in question, all expenses actually paid by Borrower during such month in connection with the operation, management, maintenance, repair and use of the Project (including, without limitation, leasing costs, capital expenditures and Approved Extraordinary Expenses), as determined on a cash basis.

“Excess Cash Flow” means, with respect to any month, the amount by which (i) Actual Operating Revenues received during such month shall exceed (ii) the sum of (x) Actual Operating Expenses (including Approved Extraordinary Expenses) paid by Borrower during such month (excluding, however, any amounts released from the Excess Cash Flow Sweep Account with respect to such month in accordance with Section 4.4 hereof) and (y) actual debt service in respect of the Loans for such month.
“Excess Cash Flow Sweep Account” means a “blocked” account established and maintained at JPMCB, which account shall be in the name of Borrower for the benefit of Administrative Agent, on behalf of the Lenders, provided that (i) Borrower shall be the owner of all funds on deposit in such accounts for federal and applicable state and local tax purposes and such account shall be assigned the tax identification number of Borrower and (ii) such account shall be under the sole and exclusive dominion and control of Administrative Agent and, except as may be expressly provided in this Agreement, neither Borrower, Manager nor any other party claiming on behalf of, or through, Borrower or Manager shall have any right to transfer, withdraw, access or otherwise direct the disposition of funds on deposit in such account or have any other right or power with respect to such account.
(b)    Section 4.4 is deleted in its entirety and the following new Section 4.4 is inserted in lieu thereof:
Section 4.4 Debt Service Coverage Ratio.
For purposes of this Agreement, a “DSCR Trigger Event” shall occur if the Debt Service Coverage Ratio as of two (2) consecutive DSCR Calculation Dates shall be less than the Required DSCR (it being acknowledged and agreed that a DSCR Trigger Event occurred as of June 30, 2019), and shall continue in effect until such time as (i) the Debt Service Coverage Ratio as of two (2) consecutive DSCR Calculation Dates shall be equal to or greater than the Required DSCR or (ii) when the amount on deposit in the Excess Cash Flow Sweep Account equals or exceeds an amount equal to the DSCR Shortfall (Cash Management Test). Notwithstanding the foregoing, a DSCR Trigger Event shall not be deemed to have occurred if Borrower shall deposit with Administrative Agent, not later than ten (10) days after Administrative Agent shall notify Borrower that a DSCR Trigger Event has occurred cash or a Qualified Letter of Credit in an amount equal to the DSCR Shortfall (Cash Management Test). During the existence of a DSCR Trigger Event, Borrower shall, not later than twelve (12) Business Days after the end of each calendar month, deposit all Excess Cash Flow with respect to such month into the Excess Cash Flow Sweep Account. All amounts deposited into the Excess Cash Flow Sweep Account and all amounts and other collateral otherwise deposited with Administrative Agent pursuant this Section shall be deemed Additional Collateral. All calculations to be made under this Section 4.4 shall be made by Borrower based on the information and documentation delivered to Administrative Agent pursuant to Section 8.1 hereof and shall be subject to Administrative Agent’s review and approval, which review and approval shall be conclusive and binding on Borrower absent manifest error.  Any Additional Collateral held by Administrative Agent pursuant to this Section 4.4 at the time of payment in full of the Indebtedness shall be promptly returned to Borrower after the Indebtedness has been paid in full. If any Additional Collateral is provided to Administrative Agent pursuant to this Section 4.4, and thereafter the Debt Service Coverage Ratio shall be equal to or greater than the Required DSCR as of two (2) consecutive DSCR Calculation Dates without taking into account the Additional Collateral then held by Administrative Agent pursuant to this Section 4.4, then Administrative Agent shall release such Additional Collateral to Borrower within ten (10) days after Borrower’s written request therefor and Administrative Agent’s confirmation of the satisfaction of Borrower’s compliance with such condition, provided that no Event of Default then exists and except to the extent such Additional Collateral constitutes Restricted Collateral.  In addition, Administrative Agent shall release portions of the amounts held in the Excess Cash Flow Sweep Account to pay Actual Operating Expenses provided for in the Approved Annual Budget and Approved Extraordinary Expenses incurred by Borrower in connection with the Project from time to time (but not more frequently than once per month), within ten (10) days after Borrower’s written request therefor and Administrative Agent’s receipt and approval of documentation evidencing the costs and expenses included in such request.
(c)    Section 8.1(4) is deleted in its entirety and the following new Section 8.1(4) is inserted in lieu thereof:
(4)Monthly Operating Statements. During a Cash Management Period, no later than twelve (12) Business Days after the end of each calendar month, a certificate executed by a Responsible Person of Borrower, in form and substance reasonably satisfactory to Administrative Agent, (i) setting forth the Actual Operating Revenues and Actual Operating Expenses (including leasing costs, capital expenditures and Approved Extraordinary Expenses) paid by Borrower during such month), as well as the Excess Cash Flow with respect to such month, (ii) comparing such Actual Operating Expenses with the Approved Operating Expenses and Approved Extraordinary Expenses for such month. The certificate executed by the Responsible Person of Borrower shall certify that, to the best of his or her knowledge, the information included in such certificate is true and correct, in all material respects, as of the date of the certificate, and shall be accompanied by such back-up information and documentation as Administrative Agent shall reasonably require.
4.    Conditions Precedent. On or prior to the date hereof, Borrower shall perform or satisfy all of the conditions precedent to the agreement of Administrative Agent and the Lenders to the terms and provisions of this Amendment, including, without limitation, the following:
(a)    Administrative Agent shall have received (i) this Amendment duly executed by Borrower, Guarantor, Administrative Agent and the Lenders and (ii) an Assignment of Deposit Account substantially in the form attached hereto as Exhibit A duly executed by Borrower and Administrative Agent; and
(b)    Borrower shall have paid all reasonable, out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Administrative Agent in connection with this Amendment
5.    Defaults; Set Offs; Counterclaims. Borrower acknowledges and agrees that it has no defenses, rights of set off or counterclaims with respect to any of its obligations under the Loan Agreement and the other Loan Documents, as modified by this Amendment, and further represents that no Potential Default or Event of Default exists under the Loan Agreement and the other Loan Documents, as modified by this Amendment.
6.    Loan Documents Ratified. As modified by this Amendment, the Loan Agreement and the other Loan Documents are hereby ratified and confirmed, and remain in full force and effect in accordance with the terms thereof.
7.    Reaffirmation of Representations and Warranties. Borrower represents and warrants that, except as set forth on Schedule I attached hereto, all of the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, except to the extent such representations and warranties are matters which by their nature can no longer be true and correct as a result of the passage of time or changes in facts or circumstances that were not caused by a breach or default by Borrower under the Loan Agreement or any other Loan Documents.
8.    Counterparts. This Amendment may be executed in any number of identical counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute collectively one agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.
9.    Successors and Assigns. The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
10.    Governing Law. This Amendment is and shall be deemed to be a contract entered into pursuant to the internal laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with such laws.
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IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Amendment No. 1 to Loan Agreement as of the day and year first above written.

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.

By: /s/ Natalya M. Robles
Name: Natalya M. Robles
Title: Authorized Signatory

[Signature page for Waiver and
Amendment No. 1 to Loan
Agreement continued]

LENDER:	JPMORGAN CHASE BANK, N.A.

By: /s/ Natalya M. Robles
Name: Natalya M. Robles
Title: Authorized Signatory

[Signature page for Waiver and
Amendment No. 1 to Loan
Agreement continued]

LENDER:	WELLS FARGO BANK, N.A.

By: /s/ Erich Horeis
Name: Erich Horeis
Title: Vice President

[Signature page for Waiver and
Amendment No. 1 to Loan
Agreement continued]

LENDER:	LANDESBANK BADEN-WÜRTTEMBERG, NEW YORK Branch
By: /s/ Lisa Komm Name: Lisa Komm Title: Director By: /s/ Chase Cassidy Name: Chase Cassidy Title: Associate Director

[Signature page for Waiver and
Amendment No. 1 to Loan
Agreement continued]

LENDER:	THE BANK OF NEW YORK MELLON
By: /s/ Rick Laudisi Name: Rick Laudisi Title: Managing Director

[Signature page for Waiver and
Amendment No. 1 to Loan
Agreement continued]

BORROWER:	731 RETAIL ONE LLC, a Delaware limited liability company,

By:	731 Commercial LLC, a Delaware limited liability company its sole member

By:	731 Commercial Holding LLC, a Delaware limited liability company, its sole member

By:	Alexander’s Inc., a Delaware corporation, its sole member
By: /s/ Alan J. Rice
Name: Alan J. Rice
Title: Secretary

731 COMMERCIAL LLC,
a Delaware limited liability company,

By:	731 Commercial Holding LLC, a Delaware limited liability company, its sole member

By:	Alexander’s Inc., a Delaware corporation, its sole member
By: /s/ Alan J. Rice
Name: Alan J. Rice
Title: Secretary

[Signature page for Waiver and
Amendment No. 1 to Loan
Agreement continued]

The undersigned Guarantor is executing this Amendment for the sole purpose of evidencing its consent to the terms hereof.

GUARANTOR:	ALEXANDER’S, INC., a Delaware corporation
By: /s/ Alan J. Rice Name: Alan J. Rice Title: Secretary

EXHIBIT A

Assignment of Deposit Account

Dated as of October ___, 2019

731 RETAIL ONE LLC and 731 COMMERCIAL LLC, each a Delaware limited liability company, whose address is c/o Vornado Realty Trust, 210 Route 4 East, Paramus, New Jersey 07652 (collectively, the “Assignor” or the “Borrower”), pledge, assign, transfer and grant a security interest to JPMORGAN CHASE BANK, N.A., whose address is 237 Park Avenue, 6th Floor, New York, New York 10172, as Administrative Agent for the Lenders under the Loan Agreement (as defined below) (together with its successors and assigns, the “Bank”), in the Account (as defined below) owned by the Assignor, all of the Account in which Assignor has rights or power to transfer rights and all of the Account in which the Assignor later acquires ownership, other rights or the power to transfer rights. “Account” means each and all of Account No. 641000257, any interest, additions and proceeds due or to become due on the Account and any substitutions, which Account is held at JPMorgan Chase Bank, N.A. (together with its successors and assigns, “Financial Institution”) and includes all of the above described deposits, deposit accounts, payment intangibles, financial assets and other obligations of the Financial Institution, whether they are deposit accounts, negotiable or non-negotiable or book entry certificates of deposit, book entry investment time deposits, savings accounts, money market accounts, transaction accounts, time deposits, negotiable order of withdrawal accounts, share draft accounts, demand deposit accounts, instruments, general intangibles, chattel paper or otherwise, and all funds held in or represented by any of the foregoing, and any successor Account howsoever numbered, and all Accounts issued in renewal, extension or increase or decrease of or replacement or substitution for any of the foregoing; and all promissory notes, checks, cash, certificates of deposit, passbooks, deposit receipts, instruments, certificates and other records from time to time representing or evidencing the Account described above and any supporting obligations relating to any of the foregoing property.

This Assignment secures the payment and performance of the Liabilities (as hereinafter defined).

Control Agreement with Financial Institution and Power of Attorney. The Bank’s presentation of a copy of this Assignment to the financial institution holding or issuer of the Account, including Financial Institution, is the Assignor’s authentication of an irrevocable instruction to that financial institution or issuer now or hereafter maintaining the Account to follow the Bank’s instructions with respect to any of the Account without the Assignor’s further consent concerning (1) the payment or reinvestment of cash dividends, dividends or distributions and (2) the redemption, transfer, sale or any other disposition or transaction concerning the Account or the income and principal proceeds, substitutions and reinvestment of Account and (3) any other matter relating to the Account. The Bank is given an irrevocable power of attorney coupled with an interest that survives death or disability of the Assignor to execute any control agreement in the Assignor’s name with the Financial Institution or other institution or issuer in form and substance satisfactory to the Bank and to perform any obligation of the Assignor under this Assignment. The Assignor also irrevocably authorizes and directs each financial institution or issuer including the Financial Institution to send all notices, statements and all other communications concerning the Account to the Bank upon request of the Bank. The Bank is authorized at any time to restyle the Account or any portion thereof in its name or its nominee’s name. Each financial institution and issuer, including Financial Institution, is directed to follow all of the Bank’s instructions without investigating the reason for any action taken by the Bank or the existence of any default and may rely on the instructions of the Bank without any liability to the Assignor. The rights and powers granted to the Bank in this Assignment are powers coupled with an interest and will neither be affected by the death, dissolution, termination of existence or bankruptcy of the undersigned nor by the lapse of time.

Liabilities. The term “Liabilities” in this Assignment means the Indebtedness (as defined in the Loan Agreement). The term “Loan Agreement” in this Assignment means that certain Loan Agreement among the Assignor, the Bank and the Lenders party thereto dated as of August 5, 2015, as amended from time to time.

Representations, Warranties and Covenants. The Assignor represents, warrants and covenants that it will not withdraw any moneys from the Account and that it has not and will not assign the Account or any part of it. The passbook, certificate or other evidence of the Account has been delivered to the Bank. If at any time any part of the Account includes an International Banking Facility Time Deposit (as defined in Regulation D of the Board of Governors of the Federal Reserve System), any extensions of credit made by the Bank in reliance on this Assignment and that part of the Account shall be used only to support the undersigned’s non-U.S. activities and that of its foreign affiliates. If any person or entity other than the Assignor acquires a present right of withdrawal as to any or all of the Account, whether by contract, operation of law or otherwise, the Assignor will immediately notify (a) that person or entity of the Bank’s security interest, lien and assignment in the Account and (b) the Bank of that person’s or entity’s acquisition of a right of withdrawal and of the Assignor’s notification to that person or entity of the Bank’s interest.

Default/Remedies. If an Event of Default (as such term is defined in the Loan Agreement) has occurred and is continuing, then the Bank shall have the right immediately, without notice, at the Bank’s option, to withdraw (even if an early withdrawal penalty is imposed as a result) all or any portion of the Account and apply those moneys to the Liabilities whether or not the Liabilities have been declared to be due and owing, provided that, to the extent any Liabilities consist of extensions of credit to the Borrower by the issuance of letters of credit or other like obligations of the Bank to third parties which have not then been utilized, such proceeds shall be held by the Bank in a cash collateral account as security for the Liabilities.

Preferential Payments. The Assignor agrees that to the extent any payment or transfer is received by the Bank in connection with the Liabilities, and all or any part of such payment or transfer is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be transferred or repaid by the Bank or transferred to or paid over to a trustee, receiver or any other person or entity, whether under any bankruptcy act or otherwise (any such payment or transfer is hereinafter referred to as a “Preferential Payment”), then this Assignment shall continue to be effective or shall be reinstated, as the case may be, and whether or not the Bank is in possession of this Assignment or whether this Assignment has been marked paid, cancelled, released or returned to the Assignor, and, to the extent of the payment or repayment or other transfer by the Bank, the Liabilities or part intended to be satisfied by the Preferential Payment shall be revived and continued in full force and effect as if the Preferential Payment had not been made. If this Assignment must be reinstated, the Assignor agrees to execute and deliver to the Bank any new assignments and agreements, if necessary or if requested by the Bank, in form and substance acceptable to the Bank, covering the Account.

Miscellaneous. The Assignor consents to any extension, postponement or renewal of any Liabilities, the release or discharge of all or any part of any security for the Liabilities, and the release or discharge or suspension of any rights and remedies against any person who may be liable for any of the Liabilities. The Bank does not have to look to any other right, any other collateral, or any other person for payment before it exercises its rights under this Assignment. The Assignor’s obligations to the Bank under this Assignment are not subject to any condition, precedent or subsequent. If more than one person or entity signs this Assignment as Assignor, their obligations, covenants, representations and warranties are joint and several and the Account includes any property that is owned by any one or more, individually or jointly with any other person or entity. This Assignment is binding on the Assignor and its heirs, successors and assigns, and is for the benefit of the Bank and its successors and assigns. The use of section headings shall not limit the provisions of this Assignment. The Assignor authorizes the Bank to take whatever actions, and to execute any agreement, document or instrument, which the Bank deems necessary or desirable to accomplish the purposes of this Assignment. A carbon, photographic or other reproduction of this Assignment is sufficient as, and can be filed as, a financing statement. The Assignor authorizes the Bank to file one or more financing statements related to the security interests created by this Assignment and further authorizes the Bank, instead of the Assignor, to sign such financing statements (to the extent that a signature is required thereto).

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Assignment in Addition to Other Assignments. This Assignment is in addition to and not in substitution or replacement of any other assignment executed by the Assignor in favor of the Bank, and the Bank’s rights under this Assignment and any such other assignment are cumulative.

Governing Law and Venue. This Assignment shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to its laws of conflicts), and to the extent applicable, federal law, except to the extent that the laws regarding the perfection and priority of security interests of the state(s) in which either the Assignor or any property securing the Liabilities is located, are applicable. The Assignor agrees that any legal action or proceeding with respect to any of its obligations under this Assignment may be brought by the Bank in any state or federal court located in the State of New York, as the Bank in its sole discretion may elect. By the execution and delivery of this Assignment, the Assignor submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Assignor waives any claim that the State of New York is not a convenient forum or the proper venue for any such suit, action or proceeding.

WAIVER OF SPECIAL DAMAGES. THE ASSIGNOR WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

JURY WAIVER. THE ASSIGNOR AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE ASSIGNOR AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN.

This Assignment may be executed in any number of identical counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute collectively one assignment. Delivery of an executed counterpart of a signature page of this Assignment by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Assignment.

Assignor:

731 RETAIL ONE LLC,
a Delaware limited liability company,

By:	731 Commercial LLC, a Delaware limited liability company its sole member

By:	731 Commercial Holding LLC, a Delaware limited liability company, its sole member

By:	Alexander’s Inc., a Delaware corporation, its sole member
By: _________________________
Name:
Title:

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731 COMMERCIAL LLC,
a Delaware limited liability company,

By:	731 Commercial LLC, a Delaware limited liability company its sole member

By:	731 Commercial Holding LLC, a Delaware limited liability company, its sole member

By:	Alexander’s Inc., a Delaware corporation, its sole member
By: _________________________
Name:
Title:

The Bank acknowledges that the Account has been assigned to the Bank and is subject to a lien, security interest, pledge and assignment in the Bank’s favor and that the Bank has control of the Account and has recorded the Bank’s interest in the Account in the books and records of JPMorgan Chase Bank, N.A. and the Bank will follow the Bank’s instructions without the Assignor’s further consent.

Bank:
JPMORGAN CHASE BANK, N.A., as Administrative Agent By:__________________________ Name: Title:

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SCHEDULE I

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

[None]